Exhibit 5

1700 One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7261 cwlaw.com

May 19, 2023

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place

Suite 250

Atlanta, GA 30350

Re:	Perma-Fix Environmental Services, Inc.; Form S-8 Registration Statement;
2003 Outside Directors Stock Plan; Our File No. 07034.0001

Ladies and Gentlemen:

We are delivering this opinion to you in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Registration Statement on Form S-8 (the “Registration Statement”) of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Company”), for the registration of 500,000 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), to be issued by the Company pursuant to the Perma-Fix Environmental Services, Inc. 2003 Outside Directors Stock Plan (the “2003 Plan”).

We note that an aggregate 1,100,000 shares of Common Stock authorized for issuance under the 2003 Plan have been previously registered on registration statements on Form S-8 filed by the Company with the Commission on, respectively, December 8, 2003 (File No. 333-110995), August 19, 2008 (File No. 333-153086), March 31, 2015 (File No. 333-203137), and March 26, 2018 (File No. 333-223917, and, together with File No. 333-110995, File No. 333-153086, and File No. 333-203137, the “Previous Registration Statements”).

In connection with this opinion, we have examined and relied upon such corporate records, certificates, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including, but not limited to, the following:

(a)	the Company’s Restated Certificate of Incorporation, as amended;
(b)	the Company’s Second Amended and Restated Bylaws, as amended;
(c)	the 2003 Plan, as amended;
(d)	copies of certain resolutions of the Board of Directors of the Company relating to the approval of the 2003 Plan and the approval and subsequent amendments of the 2003 Plan, the filing of the Registration Statement and related matters;
(e)	copies of certain minutes of the annual meetings of the Company’s stockholders relating to the approval of the 2003 Plan and the approval and subsequent amendments of the 2003 Plan;

Perma-Fix Environmental Services, Inc.

May 19, 2023

(f)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 23, 2023; Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023; Current Report on Form 8-K filed with the SEC on April 26, 2023; Current Report on Form 8-K filed with the SEC on March 23, 2023; and the description of the Company’s Common Stock set forth in its Registration Statement on Form 8-A12B, File No. 001-11596, filed with the SEC on November 5, 1992, together with any amendments or reports filed for the purpose of updating such description.
(g)	Certificate of Good Standing of the Company issued by the Secretary of State of Delaware on May 15, 2023;
(h)	The Previous Registration Statements; and
(i)	the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted as originals, the conformity with the original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies. We have further assumed that any shares of the Company’s Common Stock to be issued under the 2003 Plan will have been issued pursuant to the terms of the plan and will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such shares.

In reliance upon and based on such examination and review, we are of the opinion that, when the Registration Statement becomes effective pursuant to the rules and regulations of the Commission, the 500,000 shares of Common Stock which may be issued pursuant to the 2003 Plan will constitute, when purchased and issued pursuant to the terms of the plan, duly authorized, validly issued, fully paid, and nonassessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Conner & Winters, LLP
Conner & Winters, LLP